Exhibit 10.2

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

[This is a construction mortgage as defined in Sections 409.334 and 706.11(1m) of the Wisconsin Statutes.]

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument”) is made and entered into as of this 22nd day of December, 2021, by______________, LLC, a Delaware limited liability company (“Mortgagor”), having an address of 940 South Coast Drive, Suite 200, Costa Mesa, California 92626, Attn: David J. Katzoff, as Mortgagor, in favor of ______________, LLC, a Delaware limited liability company, as Mortgagee (together with its successors and assigns, “Mortgagee”), Mortgagee having a business address of One Alliance Center, Suite 625, 3500 Lenox Road NE, Atlanta, Georgia 30326, this Instrument being given to secure the Secured Indebtedness (as hereinafter defined), which includes a loan in a principal amount not to exceed _______________ AND NO/100 DOLLARS ($______________) at any one time outstanding (the “Loan”), having a maturity date of January 1, 2025 (“Scheduled Maturity Date”), subject to extension to January 1, 2026 and January 1, 2027, as set forth in Section 10.27 of the Loan Agreement (as defined below). “Maturity Date” means the earlier of (i) the Scheduled Maturity Date, or (ii) the date on which the unpaid principal balance of the Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents (as hereinafter defined) or the exercise by Mortgagee of any right or remedy under any Loan Document.

W I T N E S S E T H:

WHEREAS, the Mortgagor, Mortgagee and certain other parties have entered into that certain Loan Agreement, dated of even date herewith (together with all amendments, extensions, modifications, restatements, and supplements thereto, being referred to hereinafter as the “Loan Agreement”; all capitalized terms used herein and not otherwise defined shall have the same meanings given to such terms in the Loan Agreement);

WHEREAS, pursuant and subject to the Loan Agreement, the Mortgagee has agreed to lend the Mortgagor the Loan as evidenced by that certain Real Estate Note dated of even date herewith in the face principal amount of  ______________ AND NO/100 DOLLARS ($_____________) maturing on the Maturity Date, or such earlier date as may be provided under the Loan Agreement, together with any renewals, modifications, consolidations and extensions thereof and amendments thereto (the “Note”);

WHEREAS, Mortgagor is the owner of a fee simple interest in the real property described on Exhibit “A” attached hereto and incorporated herein by reference; and

WHEREAS, Mortgagee has required the execution of this Instrument as a condition to the Loan;

NOW, THEREFORE, Mortgagor, in consideration of the Secured Indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, mortgage, bargain, sell, alien, remise, release, convey, assign, transfer, deliver, set over, warrant and confirm unto Mortgagee, its successors and assigns, subject to the further terms of this Instrument, all of the following property (collectively, the “Secured Property”):

ALL OF MORTGAGOR’S RIGHTS, TITLES, AND INTERESTS IN AND TO THOSE TRACTS OR PARCELS OF LAND being more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all right, title, and interest of Mortgagor, including any after-acquired title or reversion, in and to the rights-of-ways, streets, and alleys adjacent thereto, all easements, and licenses, appertaining thereto, all strips and gores of land adjacent thereto, all vaults, sewers, sewer rights, waters, water courses, water rights and powers, pumps, pumping plants, pipes, flumes, and ditches appertaining thereto, all oil, gas, and other minerals located thereunder, all shrubs, crops, trees, timber and other emblements now or hereafter located thereon, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating to, or appertaining to any of the foregoing (collectively hereinafter referred to as the “Land”);

TOGETHER WITH all of Mortgagor’s rights, titles, and interests in and to fixtures, buildings, structures, parking areas, landscaping, and other improvements of every nature now or hereafter situated, erected, or placed on the Land and all appurtenances and additions thereto and substitutions or replacements thereof, including, without limitation, all vehicles, books, gas and electric fixtures, radiators, heaters, furnaces, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, commodes, basins, pipes, faucets and other plumbing, heating and air conditioning equipment, mirrors, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, floor coverings, furniture, light fixtures, signs, lawn equipment, water heaters, cooking apparatus and appurtenances, china, glassware, tableware, uniforms, linen, guest ledgers, books, vehicles, telephone systems, televisions and television systems, computer systems, and all other fixtures and equipment (collectively hereinafter referred to as the “Improvements”);

TOGETHER WITH all machinery, equipment, and other personal property of Mortgagor either located on or used in connection with the Land (the “Personal Property”);

TOGETHER WITH all right, title and interest of Mortgagor in and to all policies of insurance and all condemnation proceeds, which in any way now or hereafter belong, relate, or appertain to the Land, the Improvements, or the Personal Property, or any part thereof;

TOGETHER WITH all present and future leases, tenancies, occupancies, and licenses, and guaranties thereof, whether written or oral (“Leases”), of the Land or the Improvements or any part thereof, and all income, rents, accounts receivable, food and beverage deposits, room deposits, credit card receivables and payments, issues, royalties, profits, revenues, security deposits, and other benefits of the Land or the Improvements, from time to time accruing, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars (including, without limitation, service charges for employees and staff), mini-bars, meeting rooms, banquet rooms, apartments, parking, and recreational facilities, health club membership fees, food and beverage wholesale and retail sales, service charges, convention services, special events, audio-visual services, boat cruises, travel agency fees, telephone charges, laundry services, vending machines and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use and occupancy of all or any portion of the Land or Improvements or personalty located thereon, or rendering of services by Mortgagor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space, and charges for services such as room service, telecommunication and video, electronic mail, internet connection and other communications and entertainment services), license, lease, sublease and concession fees and rentals, and proceeds, if any, from business interruption or other loss of income insurance and any other items of revenue which would be included in operating revenues under the Uniform System of Accounts for Lodging Industry, current edition (hereinafter collectively referred to as the “Revenues”);

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TOGETHER WITH all of Mortgagor’s rights, titles and interests in and to contracts and agreements for the construction, operation or inspection of the Improvements (including but not limited to franchise and licensing agreements and liquor licenses) and other contracts and general intangibles (including but not limited to trademarks, trade names, goodwill and symbols) related solely to the Land and Improvements or the operation thereof;

TOGETHER WITH all deposits (including but not limited to Mortgagor’s rights in tenants’ security deposits, deposits with respect to utility services to the Land and Improvements, and any deposits or reserves hereunder or under any other Loan Documents (as defined in the Loan Agreement) for taxes, insurance, repairs, renovations or otherwise), rebates or refunds of impact fees, taxes, assessments or charges, and all other contracts, purchase agreements, instruments and documents as such may arise from or be related to the Land and Improvements;

TOGETHER WITH all permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Land and Improvements;

TOGETHER WITH Mortgagor’s rights, titles and interests in and to all oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land and all products processed or obtained therefrom, and the proceeds thereof;

TOGETHER WITH all proceeds, products, substitutions, and accessions of the foregoing of every type.

TO HAVE AND TO HOLD the Secured Property and all parts, rights, members, and appurtenances thereof, in fee simple, to the use, benefit and behoove of Mortgagee , its successors or assigns, IN FEE SIMPLE forever.

THIS CONVEYANCE is given to secure the following obligations (collectively, the “Secured Indebtedness”) in such order of priority as may be determined pursuant to the Loan Agreement:

(i)       all indebtedness of the Mortgagor under the Note and the Loan Agreement which amount shall be secured hereby with priority effective as of the date hereof;

(ii)       all of the foregoing indebtedness as may from time to time be evidenced by one or more other promissory notes in favor of the Mortgagee;

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(iii)       any and all future advances made pursuant to the Note, the Loan Agreement, this Instrument and any of the other Loan Documents by the Mortgagee to or for the benefit of the Mortgagor, direct or indirect, together with interest, fees, costs, and other amounts hereafter arising;

(iv)       the full and prompt payment and performance of any and all other obligations and covenants of the Mortgagor to Mortgagee under the terms of any other Loan Documents;

(v)       any and all additional advances made by the Mortgagee to protect or preserve the Secured Property or the lien hereof on the Secured Property, or to pay taxes, to pay premiums on insurance on the Secured Property or to repair or maintain the Secured Property, or to complete improvements on the Secured Property (whether or not the original Mortgagor remains the owner of the Secured Property at the time of such advances and whether or not the original Mortgagee remain the owner of the Secured Indebtedness and this Instrument); and

(vi)       any and all out of pocket expenses incident to the collection of the Secured Indebtedness and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained, including, without limitation, reasonable attorneys’ fees and costs of collection actually incurred.

Provided, however, upon repayment of the entire Secured Indebtedness, the Secured Property shall be released from the lien of this Instrument and the Instrument satisfied of record.

Mortgagor further covenants and agrees with Mortgagee as follows:

Article 1

Covenants of Mortgagor

Section 1.1      Title to the Secured Property. Mortgagor warrants that: (i) it has title to the Secured Property in fee simple subject only to the those matters (the “Permitted Encumbrances”) expressly set forth in Mortgagee’s lender title policies and by this reference incorporated herein and as otherwise permitted under the Loan Documents; (ii) it has full power and lawful authority to encumber the Secured Property in the manner and form herein set forth; (iii) it owns or will own all Improvements; (iv) this Instrument creates a valid and enforceable security title, security interest, and lien on the Secured Property; and (v) it will preserve such title, and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever, except as to the Permitted Encumbrances.

Section 1.2      Maintenance of the Secured Property.

(a)       Mortgagor will keep the buildings, parking areas, roads and walkways, recreational facilities, landscaping and all other improvements of any kind now or hereafter erected on the Secured Property or any part thereof in good condition and repair, will not commit or suffer any material, physical waste or will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Secured Property or any other part thereof or which would or could reasonably result in the cancellation of any insurance policy carried with respect to the Secured Property.

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(b)       Mortgagor will not materially remove, demolish or alter the structural character of the Secured Property without the written consent of Mortgagee. Except as otherwise permitted under the Loan Documents, Mortgagor shall not remove or permit to be removed from the Secured Property any item or items referred to in this Instrument which are or may hereafter be in any way attached or affixed to the Land or to any improvement thereon.

(c)       If the Secured Property or any part thereof is damaged by fire or other cause, Mortgagor will give prompt written notice thereof to Mortgagee.

(d)       Mortgagee and any persons authorized by Mortgagee shall have the right during business hours on business days to enter upon and inspect the Secured Property and to make or cause to be made such investigations and analyses thereof as Mortgagee deems necessary at all reasonable times and upon reasonable prior notice, and access thereto shall be permitted for such purposes.

(e)       Mortgagor will promptly comply with all present and future laws, ordinances, orders, rules and regulations of any governmental authority affecting the Secured Property or any part thereof.

(f)       If all or any part of the Secured Property shall be damaged by fire or other casualty, Mortgagor will promptly restore the Secured Property to the equivalent of its original condition or payoff the Secured Indebtedness in accordance with the Loan Documents; and if a part of the Secured Property shall be damaged through condemnation, Mortgagor will promptly restore, repair or alter the remaining portions of the Secured Property in a manner reasonably satisfactory to Mortgagee in accordance with the Loan Documents.

(g)       Mortgagor shall not, directly or indirectly, initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions applicable to the Secured Property or any part thereof or interest therein without the prior written consent of Mortgagee, such consent not to be unreasonably withheld, conditioned or delayed, and no such action, vote, consent or the like taken or given by Mortgagor with respect to the Secured Property or any part thereof or interest therein shall be effective without such prior written consent.

Section 1.3       Insurance; Restoration.

(a)       Mortgagor shall obtain and maintain, or cause to be obtained and maintained, for the benefit of Mortgagee during the term of this Instrument, insurance policies or certificates thereof providing the following types of insurance relating to the Secured Property; issued by such insurance companies rated at least “A- VIII” by A.M. Best; with a waiver of subrogation in favor of Mortgagee; and in such amounts, in such form and substance, and with such expiration dates as are reasonably acceptable to Mortgagee; in the case of property insurance, such policies to provide that the insurer shall give Mortgagee at least thirty (30) days prior written notice of cancellation, and to provide that no act or thing done by the insured shall invalidate or diminish the insurance provided to Mortgagee; in the case of liability insurance, Mortgagor shall give Mortgagee at least thirty (30) days prior written notice of cancellation; and containing clauses reasonably satisfactory to Mortgagee listing Mortgagee as mortgagee and lender loss payable on all property insurance policies and as additional insured on all liability policies:

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(1)        Special form or “All risk” commercial property insurance covering the Secured Property against all hazards, including, without limitation, wind, hail, named windstorm and collapse, the amount of which insurance shall be not less than one hundred percent (100%) of the full replacement cost of the Secured Property without deduction for depreciation unless Mortgagee agrees in writing to accept coverage in a lesser amount; and

(2)        Rent/business interruption insurance against loss of income arising out of any hazard against which the Secured Property are required to be insured under Subparagraph 1.3(a)(1) above in an amount not less than one hundred percent (100%) of twelve (12) months’ payments due under the Note, plus a six-month extended period of indemnity; and

(3)        Commercial general liability insurance covering all liabilities incident to the construction, ownership, possession and operation of the Secured Property, in amounts equal to or greater than $1,000,000.00 per accident or occurrence and $2,000,000 in the aggregate on a "per location" basis; and

(4)       Umbrella or excess liability in an amount not less than $15,000,000 per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under subsection (3) above; and

(5)       If applicable, equipment breakdown or boiler and machinery insurance, in amounts as shall be reasonably required by Mortgagee on terms consistent with the commercial property insurance policy required under subsection (1) above; and

(6)       If the Secured Property is or becomes a legal “non-conforming” use or structure, ordinance or law insurance covering the value of the undamaged portion of the Secured Property, the cost of demolition and debris removal, and increased cost of construction in amounts as requested by Mortgagee; and

(7)       The commercial property, rent/business interruption, commercial general liability and umbrella or excess liability insurance required under this section shall cover acts of terrorism or Mortgagor shall maintain such coverage on a standalone basis; and

(8)       at all times during which construction (including repairs, restoration, alterations or structural work) are being made to the Secured Property and the insurance policies required elsewhere in Section 1.3 do not provide coverage for the construction, (A) the insurance required in Subsection (1) above written on a builder’s risk completed value form (i) on a non-reporting basis, (ii) against all risks insured against pursuant to Subsection (1) above, (iii) with policy limits sufficient to cover all repeatable hard costs and soft costs, (iv) including permission to occupy the Property, and (v) to include coverage for the insurance required in Subsections (2) and (7), Subsections (5) and (6) if applicable, and any relevant portions of Subsection (9) above; (B) construction operations liability insurance provided by parties, with limits, and in form and substance acceptable to Mortgagee (i) on terms equivalent to Subsections (3) and (4) above, (ii) with an extended reporting period for completed operations through the statute of repose for construction defect claims, or with completed operations coverage to be maintained through such statute of repose, and (iii) with Mortgagor as a named insured unless agreed to in writing by Mortgagee; (D) liability insurance from any general contractor, construction manager, and/or contractor with a contract directly with Mortgagor, and in compliance with the contract governing the work of each such party, and (E) liability insurance from the architect and prime engineer(s) in compliance with the contract governing the work of each such party; and

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(9)        Such other insurance on the Secured Property or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Mortgagee against other insurable casualties which at the time are commonly insured against in the case of properties of similar character and location, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

If Mortgagor fails to procure and maintain any of the insurance required herein, Mortgagee may, at Mortgagee’s option (without any obligation to do so), obtain such insurance coverage to protect Mortgagee’s interest in the Secured Property as Mortgagee shall so determine in Mortgagee’s sole discretion. Mortgagor shall reimburse Mortgagee upon demand for all costs incurred by Mortgagee hereunder.

(b)       Mortgagee is hereby authorized and empowered, at its option after consulting with Mortgagor and subject to the terms and conditions of any applicable lease or similar agreement, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section 1.3, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly. In the event any insurance company fails to disburse directly and solely to Mortgagee but disburses instead either solely to Mortgagor or to Mortgagor and Mortgagee jointly, Mortgagor agrees immediately to endorse and transfer such proceeds to Mortgagee. Upon the failure of Mortgagor to endorse and transfer such proceeds as aforesaid, Mortgagee may execute such endorsements or transfers for and in the name of Mortgagor and Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s agent and attorney-in-fact so to do. Subject to the terms and conditions of Section 3.14(c) and Section 3.15 and any applicable lease or similar agreement, including, without limitation, any obligation of Mortgagor to repair or replace property, after deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including reasonable attorneys’ fees, Mortgagee may apply the net proceeds or any part thereof, at its option, (i) to the payment of the Secured Indebtedness, whether or not due and in whatever order Mortgagee elects, (ii) to the repair and/or restoration of the Secured Property, and/or (iii) for any other purposes or objects for which Mortgagee is entitled to advance funds under this Instrument, all without affecting the security interest created by this Instrument; and any balance of such moneys then remaining shall be paid to Mortgagor or the person or entity lawfully entitled thereto. Mortgagee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

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(c)       At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section 1.3, a renewal or replacement insurance certificate reasonably satisfactory to Mortgagee shall be delivered to Mortgagee. Upon receipt of written request of Mortgagee, Mortgagor shall deliver to Mortgagee receipts evidencing the payment for all such insurance policies and renewals or replacements.

Section 1.4       Taxes and Other Charges. Except as otherwise provided by the Loan Agreement, Mortgagor shall pay and discharge prior to the delinquency date thereof all taxes of every kind and nature, all water charges, sewer rents and assessments, levies, permits, inspection and license fees, and all other charges imposed upon or assessed against the Secured Property or any part thereof or upon the revenues, rents, issues, income, and profits of the Secured Property and, unless Mortgagor is making monthly deposits with Mortgagee in accordance with Section 1.11 hereof, Mortgagor shall exhibit to Mortgagee validated receipts (or other commercially reasonable evidence of payment) showing the payment of such taxes, assessments, water charges, sewer rents, levies, fees, and other charges which may be or become a lien on the Secured Property within ten (10) days after Mortgagee’s request therefor. Should Mortgagor default in the payment of any of the foregoing taxes, assessments, water charges, sewer rents, or other charges, Mortgagee may, but shall not be obligated to, pay the same or any part thereof, and amounts so paid shall be secured by this Instrument, and Mortgagor shall, within ten (10) days following receipt of reasonably detailed written demand therefor, reimburse Mortgagee for all amounts so paid.

Section 1.5       Mechanics’ and Other Liens. Except as otherwise provided by the Loan Agreement, Mortgagor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien or claim of lien on the Secured Property or any part thereof and, in general, Mortgagor shall do, or cause to be done, at the cost of Mortgagor and without expense to Mortgagee, everything necessary to fully preserve the priority and the lien of this Instrument. In the event Mortgagor fails to make payment of such claims and demands, Mortgagee may, but shall not be obligated to, make payment thereof, and all sums so expended shall be secured by this Instrument, and Mortgagor shall, within ten (10) days following receipt of reasonably detailed written demand therefor, reimburse Mortgagee for all sums so expended.

Section 1.6       Condemnation Awards. Mortgagor, promptly after receipt of written notice of the institution of any proceedings for the condemnation of the Secured Property or any portion thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation. All awards and compensation for condemnation or other taking or purchase in lieu thereof, of the Secured Property or any part thereof, are hereby assigned to and shall be paid to Mortgagee. Mortgagor hereby authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor. Unless otherwise approved by Mortgagee, all such awards and compensation shall be applied in the manner as provided in Section 3.14 of this Instrument. Mortgagor, upon request by Mortgagee, shall make, execute, and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges, or encumbrances of any kind or nature whatsoever.

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Section 1.7       Reasonable Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary for Mortgagee to defend or uphold the lien or security title of this Instrument, Mortgagor shall, within ten (10) days following Borrower’s receipt of written demand therefor (including the substantiation of such costs and expenses), reimburse Mortgagee for all reasonable, out of pocket expenses (including, without limitation, reasonable attorneys’ fees and appellate attorneys’ fees) actually incurred by Mortgagee in any such action or proceeding and all such expenses shall be secured by this Instrument.

Section 1.8       Additional Advances and Disbursements. Mortgagor shall pay when due all payments and charges on all mortgages, deeds of trust, security agreements, liens, encumbrances, ground and other leases, and security interests which may be or become superior or inferior to the lien of this Instrument, and in default thereof, Mortgagee shall have the right, but shall not be obligated, to pay, without notice to Mortgagor, such payments and charges, and Mortgagor shall, within ten (10) days following Borrower’s receipt of written demand therefor (including the substantiation of such costs and expenses), reimburse Mortgagee for amounts so paid. In addition, upon default of Mortgagor in the performance of any other terms, covenants, conditions, or obligations by it to be performed under any such prior or subordinate lien, encumbrance, lease, or security interest, Mortgagee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of Mortgagor. All out of pocket sums advanced and expenses incurred at any time by Mortgagee pursuant to this Section 1.8 or as otherwise provided under the terms and provisions of this Instrument or under applicable law shall be reimbursed by Mortgagor within ten (10) days following Mortgagor’s receipt of written demand therefor (including the substantiation of such costs and expenses) and, if unpaid within such time period, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Note).

Section 1.9       Costs of Enforcement. Mortgagor agrees to bear and pay all out of pocket expenses (including reasonable attorneys’ fees and costs of collection) of or incidental to the perfection and enforcement of any provision hereof, or the enforcement, compromise, or settlement of this Instrument or the Secured Indebtedness, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise. All rights and remedies of Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, but subject to applicable law, Mortgagor: (a) will not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Secured Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Instrument, nor (ii) claim, take, or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment, or order of any court of competent jurisdiction, nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (b) hereby expressly waives all benefit or advantage of any such law or laws; and (c) covenants not to hinder, delay, or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted; provided Mortgagor’s raising a good faith defense shall not be deemed to hinder, delay or impede. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Secured Property marshaled upon any foreclosure hereof.

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Section 1.10       Intangible and Other Taxes. Mortgagor shall pay any and all taxes, charges, filing, registration and recording fees, excises, and levies imposed upon Mortgagee by reason of its ownership of this Instrument and the other Loan Documents, or by reason of the recording or filing thereof, or any security instrument supplemental hereto, any security instrument or Uniform Commercial Code financing statement with respect to any fixtures or personal property owned by Mortgagor at the Secured Property and any instrument of further assurance (other than income, franchise and doing business taxes), and shall pay all stamp or intangible taxes and other taxes required to be paid on any of the Loan Documents except any taxes or fees in connection with Mortgagee’s sale or assignment of any Loan Documents. In the event Mortgagor fails to make such payment after demand by Mortgagee then Mortgagee shall have the right, but shall not be obligated, to pay the amount due, and Mortgagor shall, within ten (10) days following Borrower’s receipt of written demand therefor (including the substantiation of such costs and expenses) reimburse Mortgagee for said amount, and until so paid said amount shall become part of the Secured Indebtedness. The provisions of this Section shall survive the repayment of the Secured Indebtedness.

Section 1.11       Escrow Deposits. Mortgagor shall deposit with Mortgagee, monthly, one twelfth (1/12th) of the insurance premiums and real estate taxes, assessments, water, sewer, and other charges which might become a lien upon the Secured Property. In addition, Mortgagor shall simultaneously therewith deposit with Mortgagee a sum of money which together with the monthly installments aforementioned will be sufficient to make each of the payments aforementioned at least thirty (30) days prior to the date such payments are deemed delinquent. Should said charges not be ascertainable at the time any deposit is required to be made with Mortgagee, the deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, Mortgagor shall deposit any deficiency with Mortgagee. All funds so deposited with Mortgagee shall be held by it without interest, may be commingled by Mortgagee with its general funds and shall be applied in payment of the charges aforementioned when and as payable, to the extent the funds deposited are sufficient. If deposits are being made with Mortgagee, Mortgagor shall furnish Mortgagee with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, at least fifteen (15) days prior to the date on which the charges first become payable. In the event Mortgagor fails to pay any such amount, Mortgagee may, but shall not be obligated to, make payment thereof, and Mortgagor shall, on demand, reimburse Mortgagee for all sums so expended, and until Mortgagee has been so reimbursed, such amount shall be added to the Secured Indebtedness.

Section 1.12       Transfer of the Secured Property. Mortgagor hereby acknowledges to Mortgagee that (a) the identity and expertise of Mortgagor were and continue to be material circumstances upon which Mortgagee has relied in connection with, and which constitute valuable consideration to Mortgagee for, the extending to Mortgagor of the Secured Indebtedness and (b) except as otherwise permitted in the Loan Documents, any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Indebtedness granted to Mortgagee by this Instrument. Mortgagor hereby covenants and agrees with Mortgagee, as part of the consideration for the extending to Mortgagor of the Secured Indebtedness, that, except as permitted under the Loan Documents, Mortgagor shall not encumber, pledge, convey, transfer or assign any or all of its interest in the Secured Property without the prior written consent of Mortgagee, and, if Mortgagor is a corporation, partnership, limited liability company or other artificial entity, there shall be no encumbrance, pledge, conveyance, transfer or assignment of any legal or beneficial interest whatsoever in Mortgagor or in any entity comprising Mortgagor. Such consent of Mortgagee may be given or withheld by Mortgagee at its sole discretion. The consent by Mortgagee to any sale, transfer, pledge, encumbrance, creation of a security interest in, or other hypothecation of, any portion of the Secured Property shall not be deemed to constitute a novation or a consent to any further sale, transfer, pledge, encumbrance, creation of a security interest in or other hypothecation, or to waive the right of Mortgagee, at its option, to declare the Secured Indebtedness immediately due and payable, without notice to Mortgagor or any other person or entity, upon any such sale, transfer, pledge, encumbrance, creation of a security interest or other hypothecation to which Mortgagee shall not have consented.

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Section 1.13       Leases, Contracts, Etc. Mortgagor hereby further agrees as follows:

(a)       Mortgagor does hereby assign to Mortgagee, the Leases and Revenues (reserving only to Mortgagor the right to collect currently due and payable Revenues so long as no Event of Default has occurred and is continuing hereunder), and Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance reasonably satisfactory to Mortgagee, as may hereafter be requested by Mortgagee further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed to impose upon Mortgagee any obligation with respect to any Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any Lease or in any law of any applicable state in the event that any lessee shall have been joined as a party defendant in any action to foreclose this Instrument and shall have been barred and foreclosed thereby of all right, title, and interest and equity of redemption in the Secured Property). Mortgagor shall not cancel or permit the cancellation of any Lease, or materially modify or amend any Lease affecting the Secured Property, or accept, or permit to be made, any prepayment of any installment of rent or fees thereunder (except for security deposits and the usual prepayment of rent which results from the acceptance by a landlord on or about the first day of each month of the rent for that month). Mortgagor shall faithfully keep and substantially perform, or cause to be kept and performed, all of the material covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Mortgagor to be kept and performed and shall at all times do all things reasonably necessary to compel performance by each other party to said instruments of all material obligations, covenants and agreements by such other party to be performed thereunder.

(b)       Mortgagor shall not execute an assignment of the Leases or Revenues, or any part thereof unless Mortgagee shall first consent to such assignment and unless such assignment shall expressly provide that it is subordinate to the collateral assignment contained in this Instrument and any collateral assignment executed pursuant hereto or concerning the Secured Indebtedness.

(c)       Mortgagor shall furnish to Mortgagee, within twenty (20) days after a written request by Mortgagee to do so, a sworn statement setting forth the names of all lessees and tenants of the Secured Property pursuant to leases in excess of $75,000.00 per year per lease, the terms of their respective Leases, the space occupied, and the rentals payable thereunder, and stating to Mortgagor’s best knowledge whether any material defaults, off-sets or defenses exist in connection with any of said Leases. Any and all Leases, entered into after the date of this Instrument shall provide for giving by the lessees or tenants thereunder of certificates with respect to the status of such Leases and Mortgagor shall exercise Mortgagor’s right to request such certificates promptly upon receipt of any demand therefor by Mortgagee. Mortgagor shall provide Mortgagee with a copy of any written notice of default received by it from any tenant under any Lease.

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(d)       Subject to any materiality thresholds in the Loan Agreement, Mortgagee shall have the absolute and continuing right, at all times hereafter, to review and approve, which approval shall not be unreasonably withheld, conditioned or delayed, any and all Leases and any other material contracts, licenses or permits which, pursuant to their operation and effect, will (or are reasonably likely to) affect, the Secured Property, or any part thereof, and any and all modifications to existing agreements, licenses, and permits which are proposed to be entered into subsequent to the date of this Instrument prior to their execution and delivery by Mortgagor. Without limiting the generality of the foregoing, and in any event, each such Lease shall contain a provision that the rights of the parties thereunder are expressly subordinate to all of the rights and title of Mortgagee under this Instrument, and (ii) any such Lease shall contain a provision whereby the parties thereunder expressly recognize and agree that, notwithstanding such subordination, Mortgagee may sell the Secured Property in the manner provided in Article 2, and thereby, at the option of Mortgagee, sell the same subject to such instrument.

(e)       Each lease, tenant contract and rental agreement pertaining to the Secured Property, or any part thereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided by law or by this Instrument, the lessee or tenant thereunder will, upon request of Mortgagee or any other person or entity succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee and automatically become the lessee or tenant of Mortgagee or said successor in interest, without change in the terms or other provisions of said lease, tenant contract or rental agreement; provided, however, that neither Mortgagee nor any such successor in interest shall be bound by any payment of rental or additional rental for more than one (1) month in advance, except prepayments in the nature of a security deposit for the performance by said lessee or tenant of its obligations under said lease, tenant contract or rental agreement (and then only if such prepayments have been deposited with and are under the control of Mortgagee). Each lease, tenant contract and rental agreement pertaining to the Secured Property shall also provide that, upon request by said successor in interest, the lessee or tenant thereunder shall deliver an instrument or instruments confirming such attornment.

Section 1.14       Estoppel Certificates. Mortgagor, within twenty (20) days after receipt of written request, shall furnish to Mortgagee a written statement, duly acknowledged, setting forth to its knowledge the amount due under this Instrument, the terms of payment and maturity date related to all amounts advanced pursuant to or outstanding under the Loan Agreement, the date to which interest has been paid, whether any offsets or defenses exist against the Secured Indebtedness and, if any are alleged to exist, the nature thereof shall be set forth in detail.

Section 1.15       Intentionally omitted.

Section 1.16       Indemnity. Mortgagor shall indemnify and hold Mortgagee harmless from and against any and all suits, actions, claims, proceedings (including third party proceedings), actual damages, losses, liabilities, and out of pocket expenses (including, without limitation, reasonable attorneys’ fees) provided for in Section 10.13 of the Loan Agreement. The foregoing indemnities shall survive full payment of the Secured Indebtedness, the foreclosure of this Instrument, any transfer of the Secured Property, and any and all other events relating to the foregoing.

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Section 1.17       Security Agreement.

(a)       With respect to the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, articles of personal property, chattels, chattel paper, documents, inventory, accounts, farm products, consumer goods and general intangibles referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Secured Property, this Instrument is hereby made and declared to be a security agreement encumbering each and every item of such property included herein as a part of the Secured Property, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of ______________. Upon request by Mortgagee, at any time and from time to time, a financing statement or statements reciting this Instrument to be a security agreement affecting all of such property shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement contained in this Instrument shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee’s sole election. Mortgagor and Mortgagee agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of Mortgagor and Mortgagee that everything used in connection with the production of income from the Secured Property or adapted for use therein or which is described or reflected in this Instrument, is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (A) any such item is physically attached to the improvements, (B) serial numbers are used for the better identification of certain items capable of being thus identified in an exhibit to this Instrument, or (C) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Mortgagor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Secured Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of Mortgagee as determined by this Instrument or affect the priority of Mortgagee’s security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Mortgagee in the event any court shall at any time hold with respect thereto, that notice of Mortgagee’s priority of interest, to be effective against all persons or a particular class of persons, must be filed in the Uniform Commercial Code records.

(b)       Mortgagor warrants that (i) Mortgagor’s (that is, “Debtor’s”) name, identity or corporate structure and residence or principal place of business are as set forth in Section 1.17(c) hereof; (ii) Mortgagor (that is “Debtor”) has been using or operating under said name, identity or corporate structure without change for the time period set forth in Section 1.17(c) hereof; and (iii) the location of the collateral is the same as the location of the Land. Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with notice of any change in the matters addressed by clauses (i) or (iii) of this Section 1.17(b) within thirty (30) days of the effective date of any such change and Mortgagor will promptly execute any financing statements or other instruments deemed necessary by Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status.

(c)       The names of the “Debtor” and the “Secured Party,” the identity or corporate structure and residence or principal place of business of “Debtor,” and the time period for which “Debtor” has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit “B” attached hereto and by this reference made a part hereof; the mailing address of the “Secured Party” from which information concerning the security interest may be obtained, and the mailing address of “Debtor,” are as set forth in Schedule 2 of said Exhibit “B” attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

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(d)       This Instrument shall constitute a financing statement filed as a fixture filing in accordance with _________ Uniform Commercial Code (or any amendment thereto). For purposes of complying with the requirements of ___________ Uniform Commercial Code, the name of Mortgagor, as Debtor, and Mortgagee, as Secured Party, and the respective addresses of Mortgagor, as Debtor, and Mortgagee, as Secured Party, are set forth on the first page of this Instrument; the types or items of Collateral are described in this Section and in the definition of the “Secured Property” appearing in the granting clauses of this Instrument; and the description of the Land is set forth on Exhibit “A” attached hereto.

Article 2

Default and Remedies

Section 2.1       Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder: (a) an “Event of Default” under the Loan Agreement, (b) any material representation or warranty under this Instrument shall be materially untrue or false when made by Mortgagor, (c) any default by Mortgagor with respect to any covenant contained in Section 1.3, which Mortgagor fails to cure within thirty (30) days of receipt of notice from Mortgagee, or Section 1.12 of this Instrument, or (d) any default by Mortgagor under any other covenant contained in this Instrument which Mortgagor fails to cure within thirty (30) days of receipt of notice from Mortgagee.

Section 2.2       Remedies.

(a)       Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Secured Property. Without limitation of the foregoing, but subject to the provisions of applicable law, Mortgagee may take any of the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee hereunder, under the other Loan Documents, and at law: (1) declare the entire unpaid Secured Indebtedness to be immediately due and payable; or (2) notify all tenants of the Secured Property and all others obligated on the Leases that all rents and other sums owing on the Leases have been assigned to Mortgagee and are to be paid directly to Mortgagee, and to enforce payment of all obligations owing on the Leases, by suit, ejectment, cancellation, releasing, reletting, or otherwise, whether or not Mortgagee has taken possession of the Secured Property, and to exercise whatever rights and remedies Mortgagee may have under any assignment of rents and leases; or (3) enter into or upon the Secured Property, either personally or by its nominees or attorneys and dispossess Mortgagor and its servants therefrom, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore, and otherwise deal with all and every part of the Secured Property and conduct business thereat; (ii) complete any construction on the Secured Property in such manner and form as Mortgagee deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Mortgagor with respect to the Secured Property, whether in the name of Mortgagor, or otherwise, including, without limitation, the right to make, cancel, enforce, or modify Leases, obtain and evict tenants, and demand, sue for, collect, and receive

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all Revenues, which rights shall not be in limitation of Mortgagee’s rights under any assignment of rents and leases securing the Secured Indebtedness; and (iv) apply the Revenues to the payment of the Secured Indebtedness, after deducting therefrom all expenses incurred in connection with the aforesaid operations (including reasonable attorney fees and just and reasonable compensation for the services of Mortgagee and its employees) and all amounts necessary to pay the taxes, assessments, insurance, and other charges in connection with the Secured Property; or (4) institute proceedings for the complete foreclosure of this Instrument either at law, in equity, or pursuant to Section 2.2(b) hereof, in which case Mortgagee may bid upon and purchase the Secured Property and the Secured Property may be sold for cash or upon credit in one or more parcels; or (5) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Instrument for the portion of the Secured Indebtedness then due and payable (if Mortgagee shall have elected not to declare the entire Secured Indebtedness to be immediately due and owing), subject to the continuing lien of this Instrument for the balance of the Secured Indebtedness not then due; or (6) sell for cash or upon credit the Secured Property or any part thereof and all estate, claim, demand, right, title, and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Secured Property, this Instrument shall continue as a lien on the remaining portion of the Secured Property; or (7) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Loan Document; or (8) to the extent permitted by applicable law, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Instrument; or (9) as a matter of strict right, obtain from any court of competent jurisdiction the appointment of a trustee, receiver, liquidator, or conservator of the Secured Property, without regard for the adequacy of the security for the Secured Indebtedness and without regard for the solvency of Mortgagor, or any other person, firm or other entity liable for the payment of the Secured Indebtedness, and without regard for any other statutory or common law requirements otherwise applicable to the appointment of a trustee, receiver, liquidator, or conservator; or (10) pay or perform any default in the payment, performance, or observance of any term, covenant or condition of this Instrument, and all payments made or costs or expenses incurred by Mortgagee in connection therewith, shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon the necessity for any such actions and of the amounts to be paid to be in the sole judgment of Mortgagee, and Mortgagee may enter and authorize others to enter upon the Secured Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant, or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor; or (11) pursue any remedy with respect to the Secured Property available to a secured party under the Uniform Commercial Code; or (12) pursue such other remedies as Mortgagee may have under applicable law, in equity or under this Instrument, the Note, the Loan Agreement, or any of the other Loan Documents.

(b)       If an Event of Default shall have occurred and the Secured Indebtedness has been accelerated or is otherwise due and payable in full, Mortgagee may foreclose this Instrument under court action, and to cause to have sold the Secured Property, as an entirety or in separate lots or parcels, without regard to principals of marshalling, at public auction for cash, after having first complied with all applicable requirements of ___________ state law with respect to the foreclosure of mortgages. Upon any foreclosure sale, the Mortgagee may bid for and purchase the Secured Property, and upon compliance with the terms of sale, may hold, retain and possess and dispose of the Secured Property in its own absolute right in fee simple and without further accountability.

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(c)       The purchase money proceeds or avails of any sale made under or by virtue of this Article 2, together with any other sums which then may be held by Mortgagee under this Instrument, whether under the provisions of this Article 2 or otherwise, shall be applied to the Secured Indebtedness in the order provided in the Loan Agreement.

(d)       Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(e)       In case Mortgagee shall have proceeded to enforce any right, power, or remedy under this Instrument by foreclosure, entry or otherwise or in the event advertising of the intended exercise of the sale under power provided hereunder is commenced, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (i) Mortgagor and Mortgagee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken, (iii) each and every default declared or occurring prior to or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing default, and (iv) neither this Instrument, nor the Note, nor the Secured Indebtedness, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Mortgagor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

(f)       In the event of any sale made under or by virtue of this Article 2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Secured Indebtedness, if not previously due and payable, immediately thereupon shall, anything in the Note, the Loan Agreement, this Instrument, or any other Loan Document to the contrary notwithstanding, become due and payable.

(g)       Upon any sale made under or by virtue of this Article 2 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee, may bid for and acquire the Secured Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Secured Indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Instrument.

(h)       No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Secured Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien and title of this Instrument upon the Secured Property or any part thereof, or any liens, titles, rights, powers or remedies of Mortgagee hereunder, but such liens, titles, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

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(i)       Mortgagor agrees, to the fullest extent permitted by law, that upon the occurrence of an Event of Default, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Secured Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien or title hereof.

(j)       The failure to make any such tenants of the Secured Property party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby.

Section 2.3       Possession of the Secured Property. Upon any foreclosure of the Secured Property, it is agreed that the then owner of the Secured Property, if it is the occupant of the Secured Property or any part thereof, shall immediately surrender possession of the Secured Property so occupied to Mortgagee, and if such occupant is permitted to remain in possession, the possession shall be as tenant of Mortgagee and, on demand, such occupant (a) shall pay to Mortgagee monthly, in advance, a reasonable rental for the space so occupied, and (b) in default thereof may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Secured Property or any part thereof. Nothing in this Section 2.3 shall be deemed to be a waiver of the provisions of this Instrument prohibiting the sale or other disposition of the Secured Property without Mortgagee’s consent.

Section 2.4       Mortgagor’s Actions After Default. Nothing herein shall be deemed to require the commencement of a suit or the consent of Mortgagor as a condition precedent for Mortgagee’s right to the appointment of a receiver or the exercise of any other rights or remedies available to Mortgagee.

Section 2.5       Control by Mortgagee After Default. Notwithstanding the appointment of any receiver, liquidator, or trustee of Mortgagor, or of any of its property, or of the Secured Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now and hereafter covered by this Instrument.

Article 3

Miscellaneous

Section 3.1       Credits Waived. Mortgagor will not claim nor demand nor be entitled to any credit or credits against the Secured Indebtedness for so much of the taxes assessed against the Secured Property or any part thereof as is equal to the tax rate applied to the amount due on this Instrument or any part thereof, and no deductions shall otherwise be made or claimed from the taxable value of the Secured Property or any part thereof by reason of this Instrument or the Secured Indebtedness.

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Section 3.2       No Release. Mortgagor agrees, that in the event the Secured Property is sold with the written consent of Mortgagee and Mortgagor, and Mortgagee enters into any agreement with the then owner of the Secured Property extending the time of payment of the Secured Indebtedness, or otherwise modifying the terms hereof, Mortgagor shall continue to be liable to pay the Secured Indebtedness according to the tenor of any such agreement unless expressly released and discharged in writing by Mortgagee.

Section 3.3       Notices. Any and all notices, elections or demands permitted or required to be made under this Instrument shall be in writing, signed by the party giving such notice, election or demand, and shall be delivered personally, or sent by recognized overnight delivery service (such as Federal Express or UPS), or sent by registered or certified United States mail, postage prepaid, to the other party at the address set forth below, or at such other address as may have theretofore been designated by written notice delivered in the manner aforesaid.  The date of personal delivery (by courier or overnight delivery) or the third (3rd) day following the date of mailing, as the case may be, shall be the date of delivery of any such notice, election or demand.  For the purposes of this Instrument:

The address of Mortgagor is:

With a copy to:

With a copy to:	Katsky Korins LLP
605 Third Ave, 17th Floor
New York, New York 10158
Attn: Ariel Weinstock, Esq.

The address of Mortgagee is:

With a copy to:	Morris Manning & Martin LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, Georgia 30326
Attn: Justin S. Barry, Esq.

Section 3.4       Binding Obligations. The provisions and covenants of this Instrument shall run with the land, shall be binding upon Mortgagor and shall inure to the benefit of Mortgagee, subsequent holders of this Instrument and their respective successors and assigns. For the purpose of this Instrument, the term “Mortgagor” shall mean Mortgagor named herein, any subsequent owner of the Secured Property, and their respective heirs, executors, legal representatives, successors and assigns. All undertakings hereunder shall be deemed to be the joint and several obligations of all Mortgagor.

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Section 3.5       Captions. The captions of the Sections of this Instrument are for the purpose of convenience only and are not intended to be a part of this Instrument and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

Section 3.6       Further Assurances. Mortgagor shall do, execute, acknowledge and deliver, at the sole cost and expense of Mortgagor, all and every such further acts, deeds, conveyances, assignments, estoppel certificates, notices of assignment, transfers and assurances as Mortgagee may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto Mortgagee, the rights now or hereafter intended to be granted to Mortgagee under this Instrument, any other instrument executed in connection with this Instrument or any other instrument under which Mortgagor may be or may hereafter become bound to convey, transfer or assign to Mortgagee for carrying out the intention of facilitating the performance of the terms of this Instrument. Upon any failure by Mortgagor so to do, Mortgagee may make, execute, record, file, re-record and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor so to do. The lien and/or security title of this Instrument and the security interest created hereby will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Secured Property or any part thereof.

Section 3.7       Severability. Any provision of this Instrument which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

Section 3.8       General Conditions.

(a)       All covenants hereof shall be construed as affording to Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of applicable laws of the State in which the Land is located.

(b)       This Instrument cannot be altered, amended, modified or discharged orally and no agreement shall be effective to modify or discharge it in whole or in part, unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment or discharge is sought. Notwithstanding the foregoing, this Instrument may be amended and modified from time to time by instruments signed only by the Mortgagor if the sole purpose of such instruments is to encumber additional real property by this Instrument.

(c)       No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee in exercising any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default, or any acquiescence therein. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Instrument to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing in this Instrument shall affect the obligation of Mortgagor to pay the Secured Indebtedness in the manner and at the time and place expressed in the Loan Agreement.

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(d)       No waiver by Mortgagee will be effective unless it is in writing and then only to the extent specifically stated. Without limiting the generality of the foregoing, any payment made by Mortgagee for insurance premiums, taxes, assessments, water rates, sewer rentals or any other charges affecting the Secured Property, shall not constitute a waiver of Mortgagor’s default in making such payments and shall not obligate Mortgagee to make any further payments.

(e)       Mortgagee shall have the right to appear in and defend any action or proceeding, in the name and on behalf of Mortgagor which Mortgagee, in its discretion, feels may adversely affect the Secured Property or this Instrument. Mortgagee shall also have the right to institute any action or proceeding which Mortgagee, in its discretion, feels should be brought to protect its interest in the Secured Property or its rights hereunder. All reasonable costs and expenses incurred by Mortgagee in connection with such actions or proceedings, including, without limitation, reasonable attorneys’ fees and appellate attorneys’ fees, shall be paid by Mortgagor, within ten (10) days following Borrower’s receipt of written demand therefor (including the substantiation of such costs and expenses).

(f)       In the event of the passage after the date of this Instrument of any law of any governmental authority having jurisdiction, deducting the Secured Indebtedness from the value of the Secured Property for the purpose of taxation, affecting any lien thereon or changing in any way the laws of the taxation of mortgages or debts secured by mortgages for federal, state or local purposes, or the manner of the collection of any such taxes, so as to affect this Instrument, Mortgagor shall promptly pay to Mortgagee, on demand, all taxes, costs and charges for which Mortgagee is or may be liable as a result thereof, provided said payment shall not be prohibited by law or render any obligations under the Loan Agreement usurious.

(g)       Mortgagor acknowledges that it has received a true copy of this Instrument.

(h)       For the purposes of this Instrument, all defined terms and personal pronouns contained herein shall be construed, whenever the context of this Instrument so requires, so that the singular shall be construed as the plural and vice versa and so that the masculine, feminine or neuter gender shall be construed to include all other genders.

(i)       No provision of this Instrument shall be construed against or interpreted to the disadvantage of Mortgagor or Mortgagee by any court or other governmental or judicial authority by reason of such party having or being deemed to have drafted, prepared, structured or dictated such provision.

(j)       Upon receipt of evidence reasonably satisfactory to Mortgagor of the loss, theft, destruction or mutilation of any note or instrument evidencing a portion of the Secured Indebtedness, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Mortgagor or, in the case of any such mutilation, upon surrender and cancellation of such note or instrument, Mortgagor shall execute and deliver, in lieu thereof, a replacement note or instrument, identical in form and substance to the original note or instrument and dated as of the date of the original note or instrument and upon such execution and delivery all references in this Instrument and the other Loan Documents to the original note or instrument shall be deemed to refer to such replacement note or instrument.

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(k)       Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under the Loan Agreement, this Instrument, and the other Loan Documents.

(l)       Whenever the Loan Agreement, this Instrument, or any other Loan Document requires the consent, approval, waiver, acceptance, satisfaction or expression of opinion of, or the taking of any discretionary act by Mortgagee, the right, power, privilege and option of Mortgagee to withhold or grant its consent shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right, power, privilege and option of Mortgagee with respect to any such matters.

Section 3.9       LEGAL CONSTRUCTION. THE ENFORCEMENT OF THIS INSTRUMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED BY THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED. NOTHING IN THIS INSTRUMENT, THE LOAN AGREEMENT OR IN ANY OTHER AGREEMENT AMONG MORTGAGOR AND MORTGAGEE SHALL REQUIRE MORTGAGOR TO PAY, OR MORTGAGEE TO ACCEPT, INTEREST IN AN AMOUNT WHICH WOULD SUBJECT MORTGAGEE TO ANY PENALTY UNDER APPLICABLE LAW. IN THE EVENT THAT THE PAYMENT OF ANY INTEREST DUE HEREUNDER OR UNDER THE LOAN AGREEMENT OR ANY SUCH OTHER AGREEMENT WOULD SUBJECT MORTGAGEE TO ANY PENALTY UNDER APPLICABLE LAW, THEN AUTOMATICALLY THE OBLIGATIONS OF MORTGAGOR TO MAKE SUCH PAYMENT SHALL BE REDUCED TO THE HIGHEST RATE AUTHORIZED UNDER APPLICABLE LAW.

Section 3.10       Attorney’s Fees. Any and all references in this Instrument to the recovery of attorney’s fees by Mortgagee or the Mortgagee shall be deemed to refer to reasonable attorney’s fees.

Section 3.11       Secured Property in Multiple Counties. This Instrument may describe Secured Property located in more than one county in the State in which the Land is located, but will be recorded in the real estate records of each such county. Mortgagor acknowledges and agrees that upon the occurrence of an Event of Default and during its continuance, Mortgagee shall have the right, at its option, to foreclose this Instrument against all or any portion of the Secured Property it chooses in any such county or counties in the State in which any of the Land is located and to bring an action for confirmation of the foreclosure sale in any such county or counties, and Mortgagor consents to such jurisdiction in any such county or counties.

Section 3.12       Assignment of Leases and Revenues. The assignments of Leases and Revenues contained in this Instrument are intended to provide Mortgagee with all the rights and remedies of mortgagees pursuant to , as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Mortgagee, including but not limited to, the appointment of a receiver as provided herein, nor shall any provision in this Instrument, diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth herein. In addition, this assignment shall be fully operative without regard to value of the Secured Property or without regard to the adequacy of the Secured Property to serve as security for the obligations owed by Mortgagor to Mortgagee, and shall be in addition to any rights arising under . Further, except for the notices required hereunder, if any, Mortgagor waives any notice of default or demand for turnover of rents by Mortgagee, together with any rights under to apply to a court to deposit the rents into the registry of the court or such other depository as the court may designate.

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Section 3.13       Intentionally Deleted.

Section 3.14       Insurance and Condemnation Proceeds. Notwithstanding anything contained in Section 1.3 or Section 1.6 or this Instrument to the contrary, and so long as there is then no Event of Default existing and continuing under this Instrument, and further subject to the other terms and conditions of this Instrument, Mortgagee agrees that net insurance proceeds or condemnation awards will be made available to Mortgagor for restoration of the Secured Property provided that:

(a)        Within ninety (90) days of a casualty or condemnation, Mortgagor shall notify Mortgagee of Mortgagor’s intention to use the proceeds to repair or restore the Secured Property to as nearly as practicable their condition immediately prior to the casualty or condemnation to the extent permitted under the Franchise Agreement; and

(b)       Mortgagee shall have determined, in its reasonable judgment, that the repair and restoration can be completed within twelve (12) months and that sufficient funds (including the proceeds) are available or committed on terms satisfactory to Mortgagee to complete and pay for the restoration and repair of the Secured Property in accordance with all then applicable building code requirements and such funds (including the proceeds) shall be delivered to and held by Mortgagee during the course of such repair and restoration for administration in accordance with the provisions of this paragraph; and

(c)       Mortgagor shall have deposited with Mortgagee an amount determined by Mortgagee, in its sole but reasonable discretion, to be sufficient to cover any short-fall between the amount of insurance proceeds or condemnation awards actually received and the actual cost of the repair and restoration of the Secured Property; and

(d)       Such proceeds or awards are used solely for the restoration of the Secured Property; and

(e)       If Mortgagee requests to escrow such proceeds or awards, such funds will be disbursed by Mortgagee to Mortgagor subject to construction loan disbursement procedures satisfactory to Mortgagee; and

(f)       Such casualty loss or condemnation does not occur during the last twelve (12) months of the term of the Note; and

(g)       There has been no material adverse change, in Mortgagee’s’ reasonable judgment, in the financial condition of Mortgagor since the date hereof; and

(h)       Mortgagor shall furnish to Mortgagee plans and specifications for the repair or restoration of the Secured Property reasonably satisfactory to Mortgagee; and

(i)       If the cost to repair or restore the Secured Property exceeds $100,000.00, then the general contractor selected by Mortgagor to perform the work of repairing or restoring the Secured Property (the “Contractor”) shall be approved by Mortgagee in its reasonable discretion and the contract between Mortgagor and the Contractor, the Contractor’s financial statements and an estimated progress schedule shall be submitted to, and approved by Mortgagee in its reasonable discretion.

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Section 3.15       Due on Sale. Subject to the terms of this Instrument, in the event Mortgagor sells all or any portion of the Secured Property, the entire indebtedness evidenced by the Note shall immediately become due and payable.

Section 3.16       Future Advances. This Instrument is given to secure not only the existing Indebtedness, but also such future advances made pursuant to this Instrument, the Secured Indebtedness, any note or notes representing any portion of the Secured Indebtedness, any loan agreement or other instrument evidencing or securing the Secured Indebtedness or as requested by the Mortgagor, whether such advances are obligatory or are to be made at the option of the Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Instrument. The total amount of the indebtedness that may be so secured may decrease or increase from time to time, but the total unpaid balance so secured at one time shall not exceed , plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Secured Property.

Section 3.17       State Specific Provisions. In the event of any conflict between the provisions of this Section 3.18 and any other provision of this Instrument, the provisions of this Section 3.18 shall control.

_____________

_____________

[Signature on the following page]

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IN WITNESS WHEREOF, Mortgagor has executed this Instrument under seal, as of the day and year first above written.

BORROWER:

________________, LLC,
a Delaware limited liability company

By:	[SEAL]
Name:
Title: Authorized Signatory

STATE OF_______________

COUNTY OF _____________

The foregoing Instrument was acknowledged before me this ____ day of __________, 2021, by _____________________ the Authorized Signatory of _______________, LLC, a Delaware limited liability company, on behalf of the company. He/she is personally known to me or produced _____________________________ as identification.

(Notary Public)
[NOTARY SEAL]

(Print Name)

[Signature page to Construction Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing]

[        ]

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

EXHIBIT “B”

Schedule 1

(Description of “Debtor” and “Secured Party”)

A.       Debtor:

(1)	Name and Identity or Corporate Structure:
_________________ , LLC, a Delaware limited liability company

(2)	The residence or principal place of business of Debtor in the State of _________________ is located in ________________.

(3)	Debtor has been using or operating under said name and identity or corporate structure without change since: 2021

(4)	Debtor is the owner of the Land described on Exhibit A.

B.       Secured Party:

________________ , LLC, a Delaware limited liability company

Schedule 2

(Notice of Mailing Addresses of “Debtor” and “Secured Party”)

A.       The mailing address of Debtor is:

________________, LLC 940 South Coast Drive, Suite 200 Costa Mesa, California 92626 Attn: David J. Katzoff

B.       The mailing address of Secured Party is:

c/o Stonehill Strategic Capital One Alliance Center 3500 Lenox Road, Suite 625 Atlanta, Georgia 30326